EXHIBIT 10.4

THIS INSTRUMENT PREPARED BY AND
AFTER RECORDING, RETURN TO:

Christopher L. Carson, Esq.
Jones, Day, Reavis & Pogue
3500 One Peachtree Center
303 Peachtree Street
Atlanta, Georgia  30308-3242

                         MORTGAGE, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT

         THIS MORTGAGE, ASSIGNMENT OF LEASES AND SECURITY AGREEMENT (hereinafter referred to as this "INSTRUMENT") is made and entered into this December 9,1997 by and between FLEET REAL ESTATE, INC., a Rhode Island corporation, whose address is One Federal Street, Boston, Massachusetts 02211 ("FREI"), and The Vincam Group, Inc., a Florida corporation (the "Company"), as parties of the first part as mortgagor (FREI and the Company hereinafter individually, as the context requires, and collectively, as applicable, referred to as "GRANTOR"), and FLEET NATIONAL BANK, as Agent, whose address is 75 State Street, Boston, Massachusetts 02109, party of the second part, as Agent (hereinafter referred to as "Agent");

                                    RECITALS

                  A. On even date herewith, the Company, FREI, the Agent and other persons (hereinafter collectively referred to as the "LENDERS") are executing a Credit and Investment Agreement (such agreement, as may from time to time be amended or supplemented, hereinafter referred to as the "CREDIT AGREEMENT") pursuant to which, upon the terms and conditions stated therein, the Lenders agree to make loans and advances to FREI.

                  B. The Company has executed that certain Guaranty (Lessor) in favor of Agent for the benefit of the Lenders of even date herewith (the "Guaranty") guaranteeing, INTER ALIA, certain obligations of FREI to Agent and the Lenders under the Credit Agreement, the Notes and the other Transaction Documents.

                  C. The Lenders have conditioned their respective obligations under the Credit Agreement upon the execution and delivery by Grantor of this Instrument and Grantor has agreed to enter into this Instrument.

                  D. Therefore, in order to comply with the terms and conditions of the Credit Agreement, to induce the Lenders to make loans and advances to FREI, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor hereby agrees as follows:

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                                   ARTICLE I.

                                   DEFINITIONS

                  Section 1.01 TERMS DEFINED ABOVE OR IN THE CREDIT AGREEMENT. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in Schedule 1.02 of the Credit Agreement.

                  Section 1.02 CERTAIN DEFINITIONS. As used in this Instrument, the following terms shall have the following meanings, unless the context otherwise requires:

                  "ASSIGNED LEASES" shall have the meaning assigned to such term in Section 4.01.

                  "CONTRACTS" shall have the meaning assigned such term in paragraph (c) of Article II.

                  "FACILITY" shall have the meaning assigned such term in
Article II.

                  "LEASE" shall mean that certain Lease Agreement entered into on even date herewith whereby Grantor, as lessor, has leased the Facility to the Company, as lessee, as it may be extended, renewed, amended or supplemented from time to time.

                  "MORTGAGED PROPERTY" shall have the meaning assigned such term in Article II.

                  "OBLIGATIONS" shall mean: (i) all of the outstanding aggregate amount of the Loans made to the Grantor under the Credit Agreement, including without limitation, and any and all renewals, extensions for any period, rearrangements or enlargements thereof; (ii) the performance of all obligations and agreements of the Grantor to the Agent or the Lenders under the Transaction Documents; and (iii) all interest (pre-petition or post-petition), taxes, indemnities, losses, compensation, reimbursement, charges, expenses, attorneys' or other fees and any other sums payable to or incurred by either the Agent or any of the Lenders in connection with the execution, administration or enforcement of their rights and remedies hereunder or any other Transaction Documents.

                  "RENTS" shall mean all of the rents, revenues, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Assigned Leases other than Grantor for using, leasing, licensing, possessing, operating from, residing in or otherwise enjoying the Mortgaged Property.

                  "SITE" shall mean the real property located in Dade County, Florida and all rights appurtenant to such real property

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and air rights, all as described in greater detail in Exhibit "A" attached hereto and by this reference incorporated herein.

                                  ARTICLE II.

                                GRANTING CLAUSES

         In order to secure the payment and performance of the Obligations and any other obligations of Grantor hereinafter set forth, Grantor does hereby mortgage, give, pledge, grant, bargain, sell, convey, assign, transfer and set over unto Agent, for the ratable benefit of the Lenders, and the successors and assigns of Agent all of the following described land and interests in land, estates, easements, rights, improvements, property, fixtures, equipment, furniture, furnishings, appliances and appurtenances, whether now owned by Grantor or hereafter acquired and whether the same now exist or hereafter come into existence (hereinafter collectively referred to as the "MORTGAGED PROPERTY"):

         (a) Grantor's fee simple interest in and to the Site and all Grantor's right, title and interest in and to the Lease; PROVIDED, however, that if Grantor's interest in the Site or any other part of the Facility is recharacterized as a security title or security interest due to the recharacterization of the Lease as a financing transaction (rather than a true lease), this subsection (a) shall be deemed to serve as a conveyance by Grantor to Agent of all Grantor's security title interest and security interest in the Site and all other parts of the Facility acquired pursuant to, and an assignment by Grantor to Agent of Grantor's rights under and interest in, the Lease; and

         (b) All buildings, structures and improvements of every nature whatsoever now or hereafter situated on the Site, and all gas and electric fixtures, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures, carpeting and other floor coverings, washers, dryers, water heaters, mirrors, mantels, air conditioning apparatus, refrigerating plants, refrigerators, cooking apparatus and appurtenances, window screens, awnings and storm sashes, which are or shall be attached to said buildings, structures or improvements and all other furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property of every kind and nature whatsoever now or hereafter owned by Grantor and located in, on or about, or used or intended to be used with or in connection with the use, operation or enjoyment of the Mortgaged Property, including all extensions, additions, improvements, betterments, renewals and replacements of any of the foregoing and all the right, title and interest of Grantor in any such furnishings, furniture, fixtures, machinery, equipment, appliances, vehicles and personal property subject to or covered by any prior security agreement, conditional sales contract, chattel mortgage or similar lien or claim, together with the

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benefit of any deposits or payments now or hereafter made by Grantor or on behalf of Grantor, all trade-names, trademarks, service marks, logos and goodwill related thereto which in any way now or hereafter belong, relate or appertain to the Mortgaged Property or any part thereof or are now or hereafter acquired by Grantor (excluding trademarks or tradenames which appertain to the operation of Grantor's business rather than the operation of the Facility); and all inventory, accounts, chattel paper, documents, equipment, fixtures, farm products, consumer goods and general intangibles constituting proceeds acquired with cash proceeds of any of the property described hereinabove, and all insurance proceeds, all of which are hereby declared and shall be deemed to be fixtures and accessions to the freehold and a part of the Mortgaged Property as between the parties hereto and all persons claiming by, through or under them, and which shall be deemed to be a portion of the security for the Obligations and to be secured by this Instrument; PROVIDED, HOWEVER, that the term "Mortgaged Property" shall not include any of the Excluded Equipment. The location of the above described collateral is also the location of the Site. The property described in this subsection (b) is herein referred to collectively as the "IMPROVEMENTS"; the Improvements and the Site are herein collectively referred to as the "FACILITY."

         (c) All of Grantor's right, title and interest, under, in and to all contracts, franchises, licenses, agreements, permits and other documents, including but not limited to those more particularly described in EXHIBIT "C" attached hereto and made a part hereof, together with any additions or changes to and any extensions, revisions or modifications of all such contracts, franchises, licenses, agreements, permits and other documents , whether now existing or hereafter entered into in relating to the development, ownership, maintenance and operation of the Facility, and including without limitation, all Related Contracts and all right, title and interest of Grantor in, to and under the Credit Agreement, the Agency Agreement, the Pledge Agreement and the Guaranty (Lessee)(all of the foregoing being, collectively, the "CONTRACTS"), and all proceeds of any of the Contracts, including, without limitation, all insurance proceeds; and

         (d) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances whatsoever, in any way belonging, relating or appertaining to the Mortgaged Property or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Grantor and the reversion and reversions, remainder and remainders, of the Mortgaged Property from time to time accruing.

         TO HAVE AND TO HOLD the Mortgaged Property and all parts, rights, members and appurtenances thereof, to the use, benefit and behoof of Agent and the successors and assigns of Agent, IN FEE SIMPLE forever; and Grantor covenants that Grantor is

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lawfully seized and possessed of the Mortgaged Property as aforesaid, and has good right to convey the same, that the same is unencumbered except for those matters expressly set forth in EXHIBIT "B" attached hereto and by this reference incorporated herein, and that Grantor does warrant and will forever defend the title thereto against the claims of all persons whomsoever, except as to those matters set forth in said EXHIBIT "B" attached hereto.

         PROVIDED NEVERTHELESS, that Agent shall, at the expense of Grantor, cause this Instrument to be released upon (a) FREI's payment in full of all principal, interest and other sums (including, without limitation, any prepayment fees and premiums) due and payable under the Notes, as the Notes may from time to time be extended, renewed or modified, (b) the Company's payment in full of any and all amounts due and payable under the Guaranty, as the Guaranty may from time to time be renewed or modified, (c) Grantor's payment in full, at the times demanded by Agent and with interest thereon at the same rate specified in the Notes, of all sums advanced by Agent to protect the lien of this Instrument, to pay taxes on the Mortgaged Property, to pay insurance premiums, to pay principal and interest on any indebtedness secured by mortgage deed of trust, lien or charge on the Mortgaged Property (whether prior to, or subordinate to, or of equal priority with the lien hereof), to pay expenses and attorneys' fees herein provided for and for any other purpose for which Agent is authorized to disburse funds hereunder and (d) Grantor's paying and performing all other obligations of Grantor set forth in this Instrument and in all of the other Transaction Documents.

          This conveyance is intended to operate and is to be construed as a mortgage on the Mortgaged Property to Agent and is made under those provisions of the existing laws of the State of Florida relating to mortgages, and is given to secure the payment and performance by Grantor of its Obligations under the Transaction Documents, including without limitation the following:

                  (i) The debt evidenced by the Notes, as the same may be amended, modified or assigned from time to time executed by Grantor, payable to the order of the Lenders comprising the holders thereof, representing an aggregate indebtedness in the amount of $11,640,000; and

                  (ii) Any and all additional advances made by Agent to protect or preserve the Mortgaged Property or the lien hereof on the Mortgaged Property, or for taxes, assessments or insurance premiums as hereinafter provided (whether or not the original Grantor remains the owner of the Mortgaged Property at the time of such advances).

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                                  ARTICLE III.

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         Section 3.01 REPRESENTATIONS, WARRANTIES. Grantor hereby represents and warrants as follows:

                  (a) FIRST PRIORITY LIEN. This Instrument is, and always will be kept, a direct first security title on the real property comprising the Mortgaged Property and a direct first security interest upon the personal property comprising the Mortgaged Property and Grantor will not create or suffer to be created or permit to exist any lien, security interest or charge prior or junior to or on parity with the lien and security interest of this Instrument upon the Mortgaged Property or any part thereof or upon the rents, issues, revenues, profits or other income therefrom.

                  (b) ASSIGNED LEASES. Grantor will observe and perform all the obligations imposed upon the Grantor under the Assigned Leases and not to do or permit to be done anything to impair the security thereof.

                  (c) FURTHER ASSURANCES. Grantor will execute and deliver all such further instruments and do such further acts as may be necessary or desirable or as may be reasonably requested by the Agent to carry out more effectively the purposes of this Instrument and to subject to the lien created hereby any properties, rights and interests covered or intended to be covered hereby.

                  (d) RIGHTS OF AGENT. Grantor agrees that if Grantor fails to perform any act or to take any action which Grantor is required to perform or take hereunder or under the Credit Agreement or any other Transaction Document or to pay any money which Grantor is required to pay hereunder or thereunder, if such act or action is not taken or such payment is not made by the Grantor within 5 Business Days after notice from the Agent, the Agent in Grantor's name or its own name may, but shall not be obligated to, perform or cause to be performed such act or take such action or pay such money, and any expenses so incurred by the Agent and any money so paid by the Agent (or the Lenders) shall be a demand obligation owing by Grantor to the Agent and, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by Grantor under this Section 3.01(d) shall bear interest from the date of such expenditure or payment or other occurrence which gives rise to such amount being owed to the Agent until paid at the Default Rate, and all such amounts together with such interest thereon shall be a part of the Obligations and shall be secured by this Instrument.

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                                   ARTICLE IV.

                          ASSIGNMENT OF ASSIGNED LEASES

         4.01 ASSIGNMENT OF ASSIGNED LEASES AND RENTS. As additional collateral and further security for the Obligations, Grantor does hereby assign to Agent Grantor's interest in any and all leases, subleases, tenant contracts, rental agreements, occupancy agreement or agreements of a similar nature, now or hereafter affecting the Property, or any part thereof, including without limitation the Lease (hereinafter collectively, referred to as the "ASSIGNED LEASES") and Grantor agrees to execute and deliver to Agent such additional instruments, in form and substance satisfactory to Agent, as may hereafter be requested by Agent further to evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Agent to any Assigned Lease, or to impose upon Agent any obligation with respect thereto.

         4.02 NO ASSIGNMENT. Grantor shall not execute an assignment of the Assigned Leases or the income, rents, issues or profits, or any part thereof, from the Mortgaged Property.

         4.03 FUTURE LEASES. Notwithstanding any other provisions of this Instrument, Grantor shall not hereafter enter into any Assigned Lease without the prior written consent of Agent and except upon the following conditions: (a) each such instrument shall contain a provision that the rights of the parties thereunder are expressly subordinate to all of the rights and title of Agent under this Instrument; (b) any such instrument shall contain a provision whereby the parties thereunder expressly recognize and agree that, notwithstanding such subordination, Agent may sell the Mortgaged Property in the manner provided in herein, and thereby, at the option of Agent, sell the same subject to such instrument; and (c) at or prior to the time of execution of any such instrument, Grantor shall, as a condition to such execution, procure from the other party or parties thereto an agreement in favor of Agent, in form and substance satisfactory to Agent, under which such party or parties agree to be bound by the provisions of this Instrument, regarding the manner in which Agent may foreclose or exercise the power of sale under this Instrument.

         4.04 AGENT'S AUTHORITY. The Agent is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of Grantor or the Agent for the account of Grantor received from or in connection with said revenues or proceeds and apply the proceeds thereof to the payment of the Obligations, when received, regardless of the maturity of any of the Obligations, or any installment thereof; and to execute transfer and division orders in the name of Grantor, or otherwise, with warranties binding Grantor. The Agent shall not be liable for any delay, neglect, or failure to effect collection of any proceeds or to

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take any other action in connection therewith or hereunder; but shall have the right, at its election, in the name of Grantor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Agent in order to collect such funds and to protect the interests of the Agent and/or Grantor, with all costs, expenses and attorney's fees incurred in connection therewith being paid by Grantor.

         4.05 CUMULATIVE RIGHTS. The rights provided in this Article IV shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Obligations.

                                   ARTICLE V.

                               SECURITY AGREEMENT

         5.01 SECURITY INTEREST. Insofar as the machinery, apparatus, equipment, fittings, fixtures, building supplies and materials, general intangibles (including without limitation, the Contracts) and articles of personal property either referred to or described in this Instrument, or in any way connected with the use and enjoyment of the Mortgaged Property is concerned, this Instrument is hereby made and declared to be a security agreement, encumbering each and every item of personal property included herein, in compliance with the provisions of the Uniform Commercial Code as enacted in the State of Florida. A financing statement or statements reciting this Instrument to be a security agreement, affecting all of said personal property aforementioned, shall be executed by Grantor and Agent and appropriately filed, The remedies for any violation of the covenants, terms and conditions of the security agreement herein contained shall be (i) as prescribed herein, or (ii) as prescribed by general law, or (iii) as prescribed by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Agent's sole election. Grantor and Agent agree that the filing of such financing statement(s) in the records normally having to do with personal property shall never be construed as in anywise derogating from or impairing this declaration and hereby stated intention of Grantor and Agent that everything used in connection with the production of income from the Mortgaged Property and/or adapted for use therein and/or which is described or reflected in this Instrument, is, and at all times and for all purposes and in all proceedings both legal or equitable shall be, regarded as part of the real estate irrespective of whether (i) any such item is physically attached to the improvements, (ii) serial numbers are used for the better identification of certain items capable of being thus identified in a recital contained herein, or (iii) any such item is referred to or reflected in any such financing statement(s) so filed at any time. Similarly, the mention in any such financing statement(s) of the rights in and to (aa) the proceeds of any fire and/or hazard insurance policy, or (bb) any

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award in eminent domain proceedings for a taking or for loss of value, or (cc)
Grantor's interest as lessor in any present or future lease or rights to income growing out of the use and/or occupancy of the Mortgaged Property, whether pursuant to lease or otherwise, shall never be construed as in anywise altering any of the rights of Agent as determined by this instrument or impugning the priority of Agent's lien granted hereby or by any other recorded document, but such mention in such financing statement(s) is declared to be for the protection of Agent in the event any court shall at any time hold with respect to the foregoing (aa), (bb) or (cc), that notice of Agent's priority of interest to be effective against a particular class of persons, must be filed in the Uniform Commercial Code records.

         5.02 DEBTOR'S WARRANTIES. Grantor warrants that (i) Grantor's (that is, "Debtor's") name, identity or corporate structure and residence or principal place of business are as set forth in Section 5.03 hereof; (ii) Grantor (that is, "Debtor") has been using or operating under said name, identity or corporate structure without change for the time period set forth in Section 5.03 hereof; and (iii) the location of the collateral is upon the Site. Grantor covenants and agrees that Grantor will furnish Agent with notice of any change in the matters addressed by clauses (i) or (iii) of this Section 5.03 within thirty (30) days of the effective date of any such change and Grantor will promptly execute any financing statements or other instruments deemed necessary by Agent to prevent any filed financing statement from becoming misleading or losing its perfected status.

          5.03 DEBTOR INFORMATION. The information contained in this Section
5.03 is provided in order that this Instrument shall comply with the requirements of the Uniform Commercial Code, as enacted in the State of Florida, for instruments to be filed as financing statements. The names of the "Debtor" and the "Secured Party," the identity or corporate structure and residence or principal place of business of "Debtor," and the time period for which "Debtor" has been using or operating under said name and identity or corporate structure without change, are as set forth in Schedule I of EXHIBIT "D" attached hereto and by this reference made a part hereof, the mailing address of the "Secured Party" from which information concerning the security interest may be obtained, and the mailing address of "Debtor", are as set forth in Schedule 2 of said EXHIBIT "D" attached hereto; and a statement indicating the types, or describing the items, of collateral is set forth hereinabove.

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                                   ARTICLE VI.

                              DEFAULT AND REMEDIES

         6.01 EVENT OF DEFAULT. The occurrence of any "Event of Default," as defined in the Credit Agreement, shall constitute an "Event of Default" hereunder.

         6.02 REMEDIES.

                  (a) The provisions of this Section 6.02)(a) shall be enforceable to the fullest extent permitted by law. If an Event of Default shall have occurred and be continuing, Grantor upon demand of Agent, shall forthwith surrender to Agent the actual possession of the Mortgaged Property and if, and to the extent, permitted by law, Agent itself, or by such officers or agents as it may appoint, may enter and take possession of all the Mortgaged Property without the appointment of a receiver, or an application therefor, and may exclude Grantor and its agents and employees wholly therefrom, and may have joint access with Grantor to the books, papers and accounts of Grantor pertaining to the Mortgaged Property. If Grantor shall for any reason fail to surrender or deliver the Mortgaged Property or any part thereof after such demand by Agent, Agent may obtain a judgment or decree conferring upon Agent the right to immediate possession or requiring Grantor to deliver immediate possession of the Mortgaged Property to Agent, to the entry of which judgment or decree Grantor hereby specifically consents. Upon every such entering upon or taking of possession, Agent may hold, store, use, operate, manage and control the Mortgaged Property and conduct the business thereof, and, from time to time
(i) make all necessary and proper maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional fixtures, personalty and other property; (ii) insure or keep the Mortgaged Property insured; (iii) manage and operate the Mortgaged Property and exercise all the rights and powers of Grantor to the same extent as Grantor could in its own name or otherwise with respect to the same; and (iv) enter into any and all agreements with respect to the exercise by others of any of the powers herein granted Agent, all as Agent from time to time may determine to be in its best interest. Agent may collect and receive all the rents, issues, profits and revenues from the Mortgaged Property, including those past due as well as those accruing thereafter, and, after deducting (aa) all expenses of taking, holding, managing and operating the Mortgaged Property (including compensation for the services of all persons employed for such purposes); (bb) the cost of all such maintenance, repairs, renewals, replacements, additions, betterments, improvements, purchases and acquisitions;
(cc) the cost of such insurance; (dd) such taxes, assessments and other similar charges as Agent may at its option pay; (ee) other proper charges upon the Mortgaged Property or any part thereof; and (ff) the reasonable compensation, expenses and disbursements of the attorneys and

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agents of Agent, Agent shall apply the remainder of the monies and proceeds so received by Agent in accordance with the terms of the Credit Agreement. Anything in this Paragraph 6.02(a) to the contrary notwithstanding, Agent shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as a result of the exercise by Agent of its rights under this Instrument, and Agent shall be liable to account only for the rents, income, issues, profits and revenues actually received by Agent. Whenever all that is due upon such interest, deposits and principal installments and under any of the terms, covenants, conditions and agreements of this Instrument, shall have been paid and all Events of Default made good, Agent shall surrender possession of the Mortgaged Property to Grantor, its successors or assigns. The same right of taking possession, however, shall exist if any subsequent Event of Default shall occur and be continuing. In connection with any action taken by the Agent pursuant to this Section 6.02(a), the Agent shall not be liable for any loss sustained by Grantor resulting from any act or omission of the Agent in administering, managing, operating or controlling the Mortgaged Property, including a loss arising from the ordinary negligence of the Agent, unless such loss is caused by its own gross negligence or willful misconduct and bad faith, nor shall the Agent be obligated to perform or discharge any obligation, duty or liability of Grantor. Grantor hereby assents to, ratifies and confirms any and all actions of the Agent with respect to the Mortgaged Property taken under this
Section 6.02(a).

                  (b) If an Event of Default shall have occurred and be continuing, Agent, upon application to a court of competent jurisdiction, shall be entitled as a matter of strict right without notice and without regard to the occupancy or value of any security for the Obligations secured hereby or the solvency of any party bound for its payment, to the appointment of a receiver to take possession of and to operate the Mortgaged Property and to collect and apply the rents, issues, profits and revenues thereof. The receiver shall have all of the rights and powers permitted under the laws of the state wherein the Site is situated. Any money advanced by the Agent in connection with any such receivership shall be a demand obligation (which obligation Grantor hereby expressly promises to pay) owing by Grantor to the Agent and shall bear interest from the date of making such advance by the Agent until paid at the Default Rate.

                  (c) If an Event of Default shall have occurred, Agent may, in addition to and not in abrogation of the rights covered under Section 6.02, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceeding or remedy (i) to enforce payment and performance of the Obligations or the performance of any term, covenant, condition or agreement of this Instrument or any other right, or to recover damages for the breach of any such provisions, and (ii) to pursue any other remedy available to it, all as Agent at its sole discretion shall elect.

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                  (d) Agent may institute a proceeding or proceedings, judicial or by such other statutory procedures available in the state in which the Mortgaged Property is located, for the complete or partial foreclosure of this Instrument or the complete or partial sale of the Mortgaged Property under any applicable provision of law. Agent may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Grantor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Instrument shall continue as a lien and security interest on the remaining portion of the Mortgaged Property. Upon any foreclosure sale:

                           (i) Agent may bid for and purchase the Mortgaged Property and shall be entitled to apply all or any part of the
Obligations secured hereby as a credit to the purchase price;

                           (ii) the proceeds of said sale shall be applied,
first, to the expenses of such sale and of all proceedings in connection therewith, including attorney's and trustee's fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by Agent, then to the repayment of remaining Obligations in such amount and in the order set forth in the Credit Agreement, and finally the remainder, if any, shall be paid to Grantor or to the person or entity lawfully entitled to same; and

                           (iii) Grantor shall be deemed a tenant holding
over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                  (e) Grantor agrees to the full extent permitted by law, that in case of the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under it shall or will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Instrument, or the absolute sale of the Mortgaged Property, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereat, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the assets comprised in the security intended to be created hereby marshaled upon any foreclosure of the lien hereof.

                  (f) Grantor hereby acknowledges the right to accelerate the Obligations evidenced by the Notes upon the occurrence of an Event of Default.

                  (g) Agent, at its option, is authorized to foreclose this Instrument subject to the rights of any tenants of the Mortgaged Property, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Agent to collect the Obligations.

                  (h) In case Agent shall have proceeded to enforce any right, power or remedy under this Instrument by foreclosure, entry or otherwise or in the event Agent commences advertising of the intended exercise of the sale under power provided hereunder, and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Agent, then in every such case (i) Grantor and Agent shall be restored to their former positions and rights, (ii) all rights, powers and remedies of Agent shall continue as if no such proceeding had been taken,
(iii) each and every Event of Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall and shall be deemed to be a continuing Event of Default and (iv) neither this Instrument, nor the Notes, nor the Obligations, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statute or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

                  (i) No right, power or remedy conferred upon or reserved to Agent by this Instrument is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                  (j) No delay or omission of Agent or of any holder of the Note to exercise any right, power or remedy accruing upon any default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such default, or acquiescence therein; and every right, power and remedy given by this Instrument to Agent may be exercised from time to time and as often as may be deemed expedient by Agent. No consent or waiver, expressed or implied, by Agent to or of any breach or default by Grantor in the performance of the obligations thereof hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of the same or any other obligations of Grantor hereunder. Failure on the part of Agent to complain of any act or failure to act or to declare an Event of Default, irrespective of how long such failure continues, shall not constitute a waiver by Agent of its rights hereunder or impair any rights, powers or remedies of Agent consequent on any breach or default by Grantor.

                  (k) If Agent (i) grants forbearance or an extension of time for the payment of any sums secured hereby; (ii) takes other or additional security for the payment of any sums secured hereby; (iii) waives or does not exercise any right granted herein or in the Transaction Documents; (iv) releases any part of the Mortgaged Property from the lien of this Instrument or otherwise changes any of the terms, covenants, conditions or agreements of this Instrument or any other Transaction Document; (v) consents to the filing of any map, plat or replat affecting the Mortgaged Property; (vi) consents to the granting of any easement or other right affecting the Mortgaged Property; or (vii) makes or consents to any agreement subordinating the lien hereof, any such act or omission shall not release, discharge, modify, change or affect the original liability under this Instrument or any other of the Transaction Documents or any other obligation of Grantor or any subsequent purchaser of the Mortgaged Property or any part thereof, or any maker, co-signer, endorser, surety or guarantor; nor shall any such act or omission preclude Agent from exercising any right, power or privilege herein granted or intended to be granted in the event of any default then made or of any subsequent default; nor, except as otherwise expressly provided in an instrument or instruments executed by Agent, shall the lien of this Instrument be altered thereby. In the event of the sale or transfer by operation of law or otherwise of all or any part of the Mortgaged Property, Agent, without notice, is hereby authorized and empowered to deal with any such vendee or transferee with reference to the Mortgaged Property or the Obligations secured hereby, or with reference to any of the terms, covenants, conditions or agreements hereof, as fully and to the same extent as it might deal with the original parties hereto and without in any way releasing or discharging any liabilities, obligations or undertakings.

                  (l) Agent shall have power (a) to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Mortgaged Property by any acts which may be unlawful or any violation of this Instrument, (b) to preserve or protect its interest in the Mortgaged Property and in the rents, issues, profits and revenues arising therefrom, and (c) to restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order would impair the security hereunder or be prejudicial to the interest of Agent.

                  (m) In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Agent, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Agent allowed in such proceedings for the entire amount due and payable by Grantor under this Instrument at the date of the institution of such proceedings and for any additional amount which may become due and payable by Grantor hereunder after such date.

                  (n) Grantor expressly acknowledges and agrees that upon or any time after the occurrence and continuation of an Event of Default so long as such Event of Default remains uncured, Agent's right, title and interest in and to the Assigned Leases and Rents shall be and remain absolute and inviolate in accordance with the provisions of this Instrument. Moreover, without limiting, altering, affecting or impairing in any manner or to any extent the absolute right, title and interest of Agent as provided herein, upon the occurrence and continuation of an Event of Default so long as such Default remains uncured, Agent shall have the complete right, power and authority hereunder, then or thereafter, to exercise and enforce any or all of the following rights and remedies, in addition to (but not in lieu of) the remedies set forth in the other Security Instruments:

                           (i) without taking possession of the Mortgaged
Property, in Grantor's own name, to demand, collect, receive, sue for, attach and levy on the Rents and give proper receipts, releases and acquittances therefor, and after deducting all necessary and proper costs and expenses of operation and collection, as reasonably determined by Agent, including without limitation reasonable attorneys' fees, and apply the net proceeds thereof, together with any funds of Grantor deposited with Agent, in reduction or repayment of the Obligations, and any such net proceeds actually received by Agent shall be treated as a pro tanto reduction or repayment of the Obligations (it being specifically agreed that the mere existence of this absolute assignment shall not be treated as pro tanto discharge, credit, reduction or repayment or discharge of the Obligations); and

                           (ii) Without regard to the adequacy of the
security, with or without any action or proceeding through any Person or by any agent, or by a receiver to be appointed by a court of competent jurisdiction, and irrespective of the Grantor's possession, to enter upon, take possession of, manage and operate the Mortgaged Property or any part thereof as Agent deems to be prudent and reasonable under the circumstances; make, modify, enforce, cancel or accept surrender of any Assigned Leases now in effect or hereafter in effect on the Mortgaged Property or any part thereof; remove and evict any sublessee; increase or decrease Rents; decorate, clean, repair, and make such improvements, alterations and additions as the Agent shall deem necessary or desirable; and otherwise do any act or incur any cost or expense which the Agent may deem reasonably necessary to protect the status and value of the Mortgaged Property as fully and to the same extent as Grantor could do if Grantor was in possession thereof; and in such event, to apply the Rents so collected in accordance with the provisions of this Instrument.

                                  ARTICLE VII.

                                  MISCELLANEOUS

         7.01 FURTHER ASSURANCES; AFTER ACQUIRED MORTGAGED PROPERTY. At any time, and from time to time, upon request by Agent, Grantor will make, execute and deliver or cause to be made, executed and delivered, to Agent and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such other and further deeds to secure debt, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Agent, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Grantor under the Notes and under this Instrument and (b) the lien of this Instrument as a first and prior lien upon and security title in and to all of the Mortgaged Property, whether now owned or hereafter acquired by Grantor, and is free and clear of all encumbrances, other then Permitted Encumbrances. Upon any failure by Grantor so to do, Agent may make, execute, record, file, rerecord and/or refile any and all such deeds to secure debt, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Grantor and Grantor hereby irrevocably appoints Agent the agent and attorney-in-fact of Grantor so to do. The lien hereof will automatically attach, without further act, to all after acquired property attached to and/or used in the operation of the Mortgaged Property or any part thereof.

         7.02 SUBROGATION. To the full extent of the Obligations, the Agent is hereby subrogated to the liens, claims and demands, and to the rights of the owners and holders of each and every lien, claim, demand and other encumbrance on the Mortgaged Property which is paid or satisfied, in whole or in part, out of the proceeds of the Indebtedness, and the respective liens, claims, demands and other encumbrances shall be, and each of them is hereby, preserved and shall pass to and be held by Agent as additional collateral and further security for the Obligations, to the same extent they would have been preserved and would have been passed to and held by Agent had they been duly and legally assigned, transferred, set over and delivered unto Agent by assignment, notwithstanding the fact that any instrument providing public notice of the same may be satisfied and canceled of record.

         7.03 LIMIT OF VALIDITY. If from any circumstances whatsoever fulfillment of any provision of this Instrument or of the Notes or of any other Transaction Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Instrument or under the Notes that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this Paragraph 7.03 shall control every other provision of this Instrument and of the Notes.

         7.04 INVALIDITY. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Agent in order to effectuate the provisions hereof, and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction. If any part of the secured Obligations cannot be lawfully secured by this Instrument or if any part of the Mortgaged Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such Obligations, then all payments made shall be applied on said Obligations first in discharge of that portion thereof which is not secured by this Instrument.

         7.05 CONSTRUCTION; GOVERNING LAW. This instrument may be construed as a mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the security title and lien hereof and the purposes and agreements herein set forth. The term "Grantor" as used herein shall mean and include all and each of the individuals, partnerships, corporations or other legal entities or persons executing this Instrument. The number and gender of pronouns used in referring to Grantor shall be construed to mean and correspond with the number and gender of the individuals, partnerships, corporations or other legal entities or persons executing this Instrument as Grantor. The terms used to designate the Agent and Grantor shall be deemed to include the respective heirs, legal representatives, successors and assigns of such parties. This instrument shall be governed by and construed in accordance with the laws of the State of Florida, without regard to principals of conflicts of laws.

         7.06 WAIVERS; ETC. The Agent and the Lenders may waive any Event of Default without waiving any other prior or subsequent Event of Default. The Agent and the Lenders may remedy any Event of Default without waiving the Event of Default remedied. No single or partial exercise by the Agent of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Grantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent and the Lenders as provided in the Credit Agreement and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to nor demand on Grantor in any case shall of itself entitle Grantor to any other or further notice of demand in similar or other circumstances. Acceptance by the Agents of any payment in an amount less than the amount then due on any Obligations shall be deemed an acceptance on account only and shall not in any way excuse the existence of an Event of Default hereunder.

         7.07 SUCCESSORS. In the event the ownership of the Mortgaged Property or any part thereof becomes vested in a person other than Grantor, the Agent may, without notice to Grantor, deal with such successor or successors in interest with reference to this Instrument and to the Obligations in the same manner as with Grantor, without in any way vitiating or discharging Grantor's liability hereunder or for the payment of the Obligations or performance of the obligations secured hereby. No transfer of the Mortgaged Property, no forbearance on the part of the Agent, and no extension of the time for the payment of the Obligations given by any holder of the Obligations, in whole or in part, shall affect the liability of Grantor hereunder or for obligations secured hereby or the liability of any other person hereunder or for obligations secured hereby or the liability of any other person hereunder or for the payment of the Obligations.

         7.08 NOTICES; ETC. All notices, requests, consents, demands and other communications required or permitted hereunder shall be given in accordance with the terms of the Credit Agreement.

         7.09 DISCRETION OF AGENT. Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of the Agent is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of the Agent, and the Agent shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or the Agent's judgment.

         7.10 COUNTERPARTS. This instrument may be executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

         7.11 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Grantor under this Instrument and the other Transaction Documents.

         7.12 LIMITED LIABILITY. No personal liability or responsibility is assumed hereunder by or shall at any time be enforceable against Fleet Real Estate, Inc. or any successor or assign in its capacity as Lessor (including the Agent and the Lenders) on account of any representation, warranty, undertaking or agreement hereunder of Grantor, either expressed or implied, all such personal liability, if any, being expressly waived by Agent, except that Agent or any Person claiming by, through or under it, making a claim hereunder, may look to the Mortgaged Property for satisfaction of the same and Grantor or its successors and assigns as Lessor, as applicable, shall be personally liable for its own gross negligence or willful misconduct.

         7.13 FUTURE ADVANCES. This Instrument secures all future advances, whether such advances are obligatory or made at the option of the Agent, which may be advanced by the Agent or the Lenders within twenty (20) years from the date of this Instrument and which constitutes the Obligations secured hereby. All such future advances, together with interest thereon, shall be secured to the same extent and have the same priority as if such future advances were made on the date of the execution of this Instrument and shall be subject to all the terms and provisions of this Instrument. The total amount of Obligations that may be secured at any one time by this Instrument may decrease or increase from time to time, but the total unpaid principal balance of the Obligations so secured at any one time by this Instrument shall not exceed $23,280,000, plus interest thereon, and any disbursements made for the payment of taxes, levies or insurance on the Mortgaged Property with interest on such disbursements.

         IN WITNESS WHEREOF, Grantor has executed this Instrument under seal, as of the day and year first above written.

                                                     GRANTOR:

Witness:/s/ GINGER STOLZENTHALER                     FLEET REAL ESTATE, INC.
        ----------------------------
Printed Name: GINGER STOLZENTHALER

                                                     By: /s/ J.C. HART
                                                        ------------------------
Witness: /s/ JEFFREY GARAVANIAN                      Name: J.C. HART
        ----------------------------                 Title: S.V.P
Printed Name: JEFFREY GARAVANIAN

                                                    THE VINCAM GROUP, INC.,
Witness:/s/ MICHELLE A. HICKERSON                   a Florida corporation
        ----------------------------
Printed Name: MICHELLE A. HICKERSON

                                                    By: /s/ ELIZABETH J. KEELER
                                                      --------------------------
Witness: /s/ DEBORAH P. RUDISAIL                    Name: ELIZABETH J. KEELER
        ----------------------------                Title: VICE PRESIDENT
Printed Name: DEBORAH P. RUDISAIL

COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

The foregoing Mortgage was acknowledged before be this 5th day of December, 1997, by J.C. Hart, as Sr. Vice President of Fleet Real Estate, Inc., a Rhode Island corporation, on behalf of the corporation and he/she is personally known to me.


                                               /s/ CAROLINE D. HUBBARD
                                               --------------------------------
                                               Notary Public
                                               Name: CAROLINE D. HUBBARD
                                               Commission No.: June 2, 2000


My Commission Expires:                         Caroline D. Hubbard
                                               Notary Public
                                               Commission Expires June 2, 2000

STATE OF GEORGIA

COUNTY OF FULTON

The foregoing Mortgage was acknowledged before be this 9th day of December, 1997, by Elizabeth J. Keeler, as Vice President of The Vincam Group, Inc., a Florida corporation, on behalf of the corporation and he/she is personally known to me or has produced Driver's License as identification.


                                             /s/ SANDRA M. MARSH
                                             --------------------------------
                                             Notary Public
                                             Name: SANDRA M. MARSH
                                             Commission No.: October 20, 2000


                                             Sandra M. Marsh
                                             Notary Public
                                             Cherokee County, Georgia
                                             Commission Expires October 20, 2000

                                    EXHIBIT A

                              (Description of Site)

All of FOX CROFT, according to the Plat thereof recorded in Plat Book 115, at Page 69, of the Public Records of Dade County, Florida.

                                   EXHIBIT "B"

                            (Permitted Encumbrances)

1. Taxes and assessments for the year 1998 and subsequent years which are not yet due and payable.

2. Easement in favor of Florida Power & Light Company pursuant to instrument dated February 7, 1952, recorded in Deed Book 3601, at Page 26, of the Public Records of Dade County, Florida.

3. Easements, restrictions and other matters arising in the Plat of Fox Croft, as recorded in Plat Book 115, at Page 69, of the Public Records of Dade County, Florida.

4. Order of the Metropolitan Dade County Environmental Control Board filed October 17, 1985, in Official Records Book 12670, at Page 1659, of the Public Records of Dade County, Florida.

5. Covenant Running with the Land in favor of Metropolitan Dade County filed September 17, 1986, in Official Records Book 13021, at Page 2183, of the Public Records of Dade County, Florida.

6. Declaration of Restrictions filed October 14, 1986, in Official Records Book 13048, at Page 763, of the Public Records of Dade County, Florida.

7. Deed of Easement in favor of BellSouth Telecommunications, Inc. d/b/a Southern Bell Telephone and Telegraph Company, a Georgia corporation, filed December 17, 1992, in Official Records Book 15750, at Page 1974, of the Public Records of Dade County, Florida.

8. Order of the Metropolitan Dade County Environmental Quality Control Board filed August 7, 1997, in Official Records Book 17743, at Page 4274, of the Public Records of Dade County, Florida.

9. Terms, conditions, restrictions and options to purchase contained in the Lease Agreement by and between The Vincam Group, Inc., (Lessee), and Fleet Real Estate, Inc. (Lessor), dated December 9, 1997, to be recorded in the Public Records of Dade County, Florida.

                                   EXHIBIT "C"

                           [Description of Contracts]

1. All fidelity bonds, performance bonds, insurance policies and binders for insurance and claims for losses thereunder;

2. All permits, licenses and approvals from state, federal and local authorities from any type, and all rights of Grantor now or hereafter to receive utility services;

3. All warranties on any personal property of Grantor conveyed by Grantor to Agent by this Instrument or otherwise;

4. All right, title and interest, if any, of Grantor in and to all site plans, drawings, plans, specifications and studies prepared by all architects, all reports, surveys and studies made by all engineers, and all other plans, soil test reports, environmental reports, specifications, engineering plans and reports and any other architectural or engineering data used or useful in connection with the development of the Site and the construction of any of the Improvements on the Site;

5.       All certificates of occupancy;

6. All termite bonds, reports and servicing contracts, including servicing contracts relating to any and all aspects of the ownership, development, maintenance and operation of the Facility;

7. All deposits or prepayments of any type for any purpose made by Grantor or anyone on its behalf;

8.       All unpaid rents;

9. All proceeds and rights to all proceeds in any threatened or pending condemnation or proceedings in lieu thereof;

10. All causes of Grantor against anyone now or hereafter arising which involves the construction of the Facility, provided none of the obligations of Grantor are assigned in connection with such causes of action, with Grantor expressly agreeing to remain liable for such obligations and, at the request of Agent, to prosecute such causes of action in its own name;

11.      All surveys; and

12. All rights and interest of Grantor under any construction, engineering or architectural contract to which Grantor is a party.

                                   EXHIBIT "D"

                                   Schedule 1

                 (Description of "Debtors" and "Secured Party")

A. Debtors:

         1. Name and Identity: Fleet Real Estate, Inc., a Rhode Island corporation and The Vincam Group, Inc., a Florida corporation

         2. The residence or principal place of business of Fleet Real Estate, Inc. is located at: One Federal Street, Boston, Massachusetts 02109, Attention: Jay Hart, and the residence or principal place of business of The Vincam Group, Inc. is located at: 2850 Douglas Road, Coral Gables, Florida 33135,
                  Attention: Elizabeth J. Keeler, General Counsel

B. Secured Party:

         Fleet National Bank, a national banking organization formed and existing under the laws of the United States of America.

        ****************************************************************

                                   Schedule 2

           (Notice Mailing Addresses of "Debtors" and "Secured Party")

A. The mailing address of Fleet Real Estate, Inc. is: One Federal Street, Boston, Massachusetts 02109, Attention: Jay Hart, and the mailing address of The Vincam Group, Inc. is:
         2850 Douglas Road, Coral Gables, Florida 33135, Attention:
         Elizabeth J. Keeler, General Counsel

B. The mailing address of Secured Party is: 75 State Street, Boston, Massachusetts 02211, Attention: Ginger
         Stolzenthaler

                                       28